UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2010
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 579-0600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In accordance with General Instruction B.2. of Form 8-K, the information presented under Item 2.02 and Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.02	Results of Operations and Financial Condition.
On November 10, 2010, Synthesis Energy Systems, Inc. (the “Company”) issued an earnings release announcing the financial results for its fiscal first quarter ended September 30, 2010. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.
On November 10, 2010, the Company issued a press release announcing that Dr. John D. Winter has joined the Company as Senior Vice President, Engineering and Project Operations. and will be responsible for overseeing the Zao Zhuang and Yima joint ventures along with the Company’s engineering and equipment sourcing activities. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of business acquired
None.
(b)	Pro Forma Financial Information
None.
(c)	Shell Company Transactions
None.
(d)	Exhibits
99.1	Press release dated November 10, 2010 relating to first quarter financial results.

99.2	Press release dated November 10, 2010 relating to the hiring of Dr. John Winter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: November 10, 2010	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index
99.1	Press release dated November 10, 2010 relating to first quarter financial results.

99.2	Press release dated November 10, 2010 relating to the hiring of Dr. John Winter.